                                                                    EXHIBIT 4.13


               SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT
               ------------------------------------------------

     This AGREEMENT is entered into as of this 4th day of May, 1995, by and among QUADRANT INTERNATIONAL INC., a Pennsylvania corporation with its principal place of business at 170 Warner Road, Suite 102, Wayne, PA 19087 (the "Company"), GREGG GARNICK, an individual (the "Founder") and NEPA VENTURE FUND II, L.P., a Pennsylvania limited partnership with offices at 125 Goodman Drive, Bethlehem, Pennsylvania 18015 (the "Investor").

     In consideration of the mutual agreements, undertakings and covenants herein contained, the parties, intending to be legally bound hereby, agree as follows:

     I.   Purchase of Subordinated Notes and Warrants.
          -------------------------------------------

          1.1  Authorization of Subordinated Notes, Preferred Stock, Warrants
               --------------------------------------------------------------
and Common Stock.  The Company, before the Initial Closing as defined in Section
-----------------
2.1 hereof, will have authorized the issuance and sale of up to $500,004.62 in aggregate principal amount of its 9% subordinated notes (the "Notes") and the issuance of up to three warrants (the "Warrants") to purchase an aggregate of up to 119,584 shares of Class A Convertible Preferred Stock of the Company, par value $.01 per share (the "Preferred Stock") to be issued upon exercise of the Warrants upon the terms and conditions set forth in the Warrants and the issuance of the Preferred Stock to be issued upon exercise of the Warrants. The Preferred Stock in turn shall be convertible into shares of the common stock of the Company, par value $.01 per share (the "Common Stock"), at the rates, and otherwise shall have the designations, preferences, limitations, and rights, provided for in the Amended and Restated Articles of Incorporation of the Company (the "Amendment") in the form attached as Exhibit A hereto.
                                                  ---------

          1.2  Sale of Subordinated Notes.  Subject to the terms and conditions
               --------------------------
of this Agreement, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, Notes in an aggregate principal amount of $500,004.62 (the "Purchase Price"). One Note, in the principal amount of $300,001.10, shall be issued to the Investor by the Company and dated with the date hereof as the date of issuance, with the full principal amount thereof being payable and maturing on May 4, 2003, and bearing interest at the rate of 9% per annum from the date of issuance, which interest shall be payable, for the first year after issuance, in arrears on the first anniversary of the issuance of such Note, and thereafter, quarterly in arrears on the first day of August, November, February and May, commencing August 1, 1996 and having the other terms and conditions provided herein and in the form of Note attached hereto as Exhibit B (the "Initial Note"). Either one or two other Notes shall be issued
---------
to the Investor by the Company pursuant to the terms and conditions hereof in a principal amount of $200,003.52 (if one Note) or $100,001.76 (if two Notes), being dated the date of issuance, with the full principal amount thereof being payable and maturing on the eighth anniversary of the issuance of the Initial Note (May 4, 2003), and bearing interest at the rate of 9% per annum from the date of issuance, which interest shall be payable quarterly in arrears commencing on the first day of the month after the month in which such additional Note is issued, and having the other terms and conditions provided herein and in the form of Note attached hereto as Exhibit C (collectively,
                                                  ---------
"Subsequent Notes" and individually, a "Subsequent Note").

          1.3  Sale of Warrants.  Subject to the terms and conditions of this
               ----------------
Agreement, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, as part of the consideration for the purchase of the Notes and the payment of the Purchase Price, the Warrants, in the form of the Warrant Certificate attached hereto as Exhibit D with respect to the
                                           ---------
issuance of the Initial Note (the "Initial Warrant"), or Exhibit E with respect
                                                         ---------
to the issuance of any Subsequent Note (each such Warrant being hereinafter referred to as a "Subsequent Warrant" and collectively as "Subsequent Warrants"). The Warrants shall grant to the Investor the right to purchase an aggregate of a maximum of 119,584 shares of Preferred Stock, at an exercise price of $4.1812 per share, subject to adjustment as to such number of shares of Preferred Stock and such exercise price upon achievement of the "Performance Test Earnings Targets" (as defined below), all as provided in the Warrants. The amount of shares of Preferred Stock issuable under each Warrant also shall be reduced, and a portion of the shares of Preferred Stock and Common Stock issuable thereunder shall be callable by the Company if the Warrant were to be exercised on or before the date on which the Company is required, under Section 6.1(a), to deliver financial reports for the fiscal year ending December 31, 1997, depending on whether the Company achieves certain levels of earnings before taxes for its combined fiscal years ended December 31, 1996 and 1997 (the "Performance Test Earnings Targets"), all as more fully provided and set forth in the Warrants.

     1.4  Certain Terms.  The shares of Preferred Stock issuable upon exercise
          -------------
of the Warrants shall be hereinafter referred to as the "Warrant Shares." The Warrants and the Warrant Shares shall be hereinafter collectively referred to as the "Warrant Securities." The holders of the Warrants and/or the Warrant Shares shall be hereinafter referred to as the "Holders of the Warrant Securities." The holders of the Preferred Stock shall be hereinafter referred to as the "Holders of the Preferred Stock." The shares of Common Stock issuable upon conversion of the Preferred Stock shall hereinafter be referred to as the "Conversion Shares," and the Notes, the Warrants, the Common Stock, the Preferred Stock and the Conversion Shares shall hereinafter collectively be referred to as the "Securities."

     II.  Closing Date; Conditions to Closing; Deliveries.
          -----------------------------------------------

          2.1  Closing Dates.
               -------------

               (a)  Initial Closing Date. An initial closing and the delivery of
                    --------------------
the Initial Note and the Initial Warrant related thereto shall be held on May 4, 1995, at the offices of Ballard Spahr Andrews & Ingersoll, 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599 ("Ballard"), concurrently with the execution of this Agreement (the "Initial Closing"), or as soon as possible after all of the conditions to the Initial Closing set forth in Section 2.2 of this Agreement have been fulfilled, or at such time and place as the Company and the Investor may agree. (The date of the Initial Closing is hereinafter referred to as the "Initial Closing Date.")

               (b)  Subsequent Closings.  Subsequent closings and deliveries of
                    -------------------
Subsequent Notes and Subsequent Warrants related thereto shall also be held at the offices of Ballard, or at such other location as the parties may agree, upon the fulfillment of the conditions associated with that particular subsequent closing as set forth in Section 2.5 below.

          2.2  Conditions to Initial Closing.  The Investor's obligation to
               -----------------------------
close on the Initial Closing shall be subject to the fulfillment on or prior to the Initial Closing Date of the following conditions:

               (a) The representations and warranties made by the Company and the Founder contained in this Agreement shall be true and correct when made, and shall be true and correct on the Initial Closing Date with the same force and effect as if they had been made on and as of the Initial Closing Date.

               (b) The Company and the Founder shall have performed all obligations and conditions herein required to be performed or observed by each of them on or prior to the Initial Closing Date.

               (c) The Investor shall have received from the Company and the Founder all items required to be delivered pursuant to Section 2.3 of this Agreement.

               (d) The Company shall have obtained all consents, permits and waivers deemed necessary or appropriate for the consummation of the transactions contemplated by this Agreement, including, but not limited to, the requisite approval of the Board of Directors and the shareholders of the Company of: (i) this Agreement; (ii) the Amendment; (iii) the issuance of the Notes, the Warrants, the Preferred Stock, the Conversion Shares and the other Securities; and (iv) the consummation of all other transactions contemplated hereby.

               (e) The Amendment shall have been filed with the proper offices of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

               (f)  An employment agreement, in the form of Exhibit F attached
                                                            ---------
hereto (the "Employment Agreement"), shall have been executed and delivered by and between the Company and the Founder.

               (g) The Company shall have amended and restated its By-Laws, in the form attached hereto as Exhibit G.
                            ---------

               (h) The Investor and all holders of Common Stock of the Company shall have executed a Shareholders' Agreement (the "Shareholders' Agreement"), in the form attached hereto as Exhibit H.
                               ---------

               (i) The Founder shall have voted his shares of Common Stock in favor of one nominee to the Company's Board of Directors identified by the Investor and such nominee shall have been elected as a director of the Company (the "Designated Director").

               (j) The Company shall have paid the Investor's legal fees and disbursements of Investor's counsel related to this transaction, in the amount indicated on bills presented to the Company at the Initial Closing, in an amount not to exceed $15,000.

               (k) The Founder shall have amended his personal bank line of credit, promissory notes and all other agreements evidencing loans to the Founder, the proceeds of which the Founder contributed to the Company, or shall have made arrangements satisfactory to the Investor in its sole discretion that the Founder shall do so shortly after the Initial Closing, such that upon repayment of such indebtedness of the Founder by the Company through the use of a portion of the Purchase Price, which the Investor hereby approves as an appropriate use of such proceeds, the Company shall have available to it an equivalent line of credit from a commercial lender and the Founder, if such lender requires, shall have guaranteed such line of credit and pledged his personal assets as security for such guaranty.

               (l) The Company shall have adopted an employee stock option plan (the "ESOP"), in the form attached hereto as Exhibit I.
                                             ---------

               (m) The Company shall have obtained, or made arrangements satisfactory to the Investor for obtaining shortly after the Initial Closing, "key-man" life insurance on the life of the Founder in the amount of $500,000, with the Investor designated as beneficiary.

               (n) A non-disclosure agreement, in the form attached hereto as Exhibit J (the "Non-Disclosure Agreement"), shall have been executed and
---------
delivered to the Company prior to the Initial Closing by each current employee of the Company other than the Founder.

          2.3  Deliveries of the Company at the Initial Closing.  The Company
               ------------------------------------------------
shall make the following deliveries to the Investor at the Initial Closing on the Initial Closing Date.

               (a) The Initial Note, executed by the Company in the form attached as Exhibit B hereto, in the principal amount of $300,001.10, payable to
            ---------
the order of the Investor.

               (b) The Initial Warrant, executed by the Company in the form attached as Exhibit D hereto, to purchase an aggregate of 71,750 shares of the
            ---------
Preferred Stock, subject to certain adjustments set forth in the Initial Warrant, registered in the name of the Investor.

               (c) A copy of the Amendment, together with evidence sufficient to satisfy the Investor that such Amendment was filed with the Secretary of State of the Commonwealth of Pennsylvania on or prior to the date of the Initial Closing.

               (d) A certificate, executed by the President of the Company, dated the Initial Closing Date, certifying to the fulfillment of the conditions specified in Section 2.2 hereof (other than Section 2.2 (c)), and further specifically certifying that there does not exist as of the Initial Closing Date a state of facts that would constitute a default by the Company under any of the terms, conditions or provisions of this Agreement, or an "Event of Default" under any Note (collectively, all such defaults shall hereinafter be referred to as "Defaults"), or which would, with notice or lapse of time, or both, constitute such a Default (an "Impending Default"), and the Company is not in default under the terms, conditions or provisions of its Articles of Incorporation, as amended (including the Amendment), its By-laws, or any indenture, mortgage or deed of trust or other material contract, agreement, lease, instrument, court order, judgment, arbitration award, or decree to which it is a party or by which it is bound or, which state of facts would, with notice or lapse of time, or both, constitute such a default (collectively, "Other Defaults").

               (e) Copies of resolutions adopted by the Board of Directors and the shareholders of the Company authorizing and approving this Agreement, the Amendment, the issuance of the Notes, the Preferred Stock, the issuance of the Warrants and the other Securities and the consummation of all other transactions contemplated hereby, as and to the extent required by applicable law, certified by the Secretary of the Company.

               (f) Copies of the Company's Articles of Incorporation (as amended and restated by the Amendment) and By-laws (as amended and restated pursuant to this Agreement) as then in effect, all certified by the Secretary of the Company.

               (g)  The Employment Agreement, executed by the Founder.

               (h) The Shareholders' Agreement, executed by each holder of Common Stock of the Company.

               (i) The Non-Disclosure Agreements, executed by each employee of the Company other than the Founder.

               (j) A Good Standing Certificate for the Company issued by the Secretary of State of the Commonwealth of Pennsylvania, dated within 15 days prior to the Initial Closing Date.

               (k) An opinion letter, from Cozen & O'Connor, counsel to the Company, addressed to the Investor, dated the Initial Closing Date, in the form of Exhibit K attached hereto.
   ---------

               (l) A certificate of incumbency signed by the Secretary of the Company, certifying the names, titles and signatures of the Company's officers and directors.

          2.4  Deliveries of the Investor at the Initial Closing.  The Investor
               -------------------------------------------------
shall deliver to the Company at the Initial Closing on the Initial Closing Date a certified or bank check or wire transfer in the amount of $300,001.10; provided that the conditions contained in Section 2.2 hereof have been
--------
fulfilled, and the deliveries required to be made under Section 2.3 hereof have been made. The Investor acknowledges that a portion of such amount will be used to repay the Founder's personal bank line of credit, promissory notes and all other loans to the Founder in an aggregate amount of $90,000 and the proceeds of which the Founder contributed to the Company, as described in Section 2.2(k).

          2.5  Subsequent Closings.  The balance of the Purchase Price shall be
               -------------------
paid by the Investor, and the Subsequent Notes shall be issued by the Company, at subsequent closings (each being a "Subsequent Closing"). A Subsequent Closing shall occur at one or two subsequent dates (each being a "Subsequent Closing Date"), if and when the particular conditions attached to the occurrence of such Subsequent Closing have been fulfilled. In no event shall the Investor be under any obligation to pay any portion of the Purchase Price to the Company if the Company fails to fulfill the conditions attached thereto. The Investor may, however, at its option, waive any of the conditions to any such Subsequent Closing and proceed to closing, and become entitled to the applicable Subsequent Note and Subsequent Warrant, upon payment of the applicable portion of the Purchase Price. In addition, unless the particular condition required for a particular Subsequent Closing is waived, no Subsequent Closing shall occur until (a) the Company will have provided the Investor with not less than five business days prior written notice of the applicable Subsequent Closing Date, which shall be no later than May 4, 1998; (b) the Company shall have requested from the Investor payment of a portion of the Purchase Price equal to $100,001.76 or $200,003.52, as applicable; and (c) the Investor shall have received from the Company a certificate executed by the President of the Company, on behalf of the Company, certifying and attesting that, as of the time of the Subsequent Closing, (i) all obligations, conditions and deliveries required to have been performed, observed or made by the Company under Sections 2.2 and 2.3 as to the Initial Closing and 2.5 as to the Subsequent Closing shall have been so performed, observed or made or the Investor shall have waived the same; and (ii) that, as of such time, there does not exist any state of facts that would constitute a Default, an Impending Default or an Other Default. At each Subsequent Closing, the Company shall issue a Subsequent Note and a Subsequent Warrant to the Investor, in the forms attached as Exhibit C and Exhibit E hereto, respectively, with the Subsequent
            ---------     ---------
Note being in a principal amount equal to $100,001.76 or $200,003.52, as applicable, against receipt of the same from the Investor and the Subsequent Warrant shall be registered in the name of the Investor and provide the Investor with the right to purchase an aggregate of 23,917 or 47,834 shares of Preferred Stock, as applicable, subject to certain adjustments set forth in the Subsequent Warrant.

     III.  Representations and Warranties of the Company and the Founder. As of
           -------------------------------------------------------------
the date of this Agreement, except as set forth and identified to a specific section number on the Schedules attached hereto setting forth the specific exceptions to the specific sections of this Article 3, each of the Company and the Founder represents and warrants, jointly and severally, to the Investor (regardless of any investigation made or information obtained by the Investor), as a material inducement to enter into this Agreement, as follows; provided;
                                                                   --------
however, that where a representation or warranty in this Article 3 is limited as
-------
to the knowledge of the Company or of the Founder, no liability shall arise to the Company or the Founder, as applicable, for any breach of such representation or warranty, unless knowledge of the misrepresentation or breach by the Company or Founder can be demonstrated, notwithstanding that the representations and warranties in this Article 3 are otherwise made jointly and severally by the Company and the Founder:

           3.1  Organization and Standing.  The Company is a corporation duly
                -------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted. As listed on Schedule 3.1 attached hereto, the Company is
                                   ------------
duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company. The minute books and stock records of the Company are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons whose signatures are required.

           3.2  Subsidiaries, etc.  The Company has no subsidiaries and does not
                ------------------
own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

          3.3  Capitalization.  As of the date of this Agreement, upon filing
               --------------
the Amendment, the Company's authorized capital stock consists of (a) 4,000,000 shares of Common Stock, of which 221,026 shares are outstanding, 6,185 shares are reserved for issuance under an option granted to Mike Harris, one of the former principals of Checkmate Technologies, Inc. ("Checkmate") and now an employee of the Company, as a form of incentive (the "Harris Options") and 37,024 shares (the "Original ESOP Amount") are reserved for issuance under options or stock grants issued pursuant to and under the terms of the ESOP to Company employees and other persons eligible under the ESOP to be granted such options, which original ESOP Amount may be decreased by the Harris Options down to a total of 30,839 shares reserved for issuance under the ESOP if and to the extent that incentive milestones in the Harris Options are not met or waived and all or any portion of the Harris options expire unexercised (the "Decreased ESOP Amount") and (b) 119,584 shares of Preferred Stock, of which no shares are outstanding and all of which are reserved for issuance upon exercise of all of the Warrants, subject to adjustment as to such number of shares of Preferred Stock in certain circumstances, as provided in the Warrants. Unless the Investor or the Designated Director otherwise consents, prior to the issuance of the Preferred Stock upon exercise of the Warrants issued under this Agreement, no shares of any class or series of Preferred Stock or any other capital stock other than the Common Stock will be issued or outstanding. There are no treasury shares held by the Company. All outstanding shares of capital stock are, and the Securities, when issued in accordance with or as contemplated by the terms of this Agreement, will be, validly issued and outstanding, fully paid and non-assessable. The Warrant Shares and the Conversion Shares have been duly and validly authorized and reserved for issuance. Other than the shares issuable under the ESOP and the Harris Options, no subscription, warrant, option or other right or commitment to purchase or acquire from the Company any shares of any class or series of capital stock of the Company, or any other securities of the Company, is authorized or outstanding. A current shareholders' list giving the names, addresses and number of shares owned by each shareholder of the Company is attached hereto as Schedule 3.3.
                                  ------------

          3.4  Authorization.  The Company has all necessary corporate power to
               -------------
enter into this Agreement, to issue and deliver the Securities to be issued hereunder, and to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Notes, the Preferred Stock, the Warrants and the other Securities to be issued hereunder or under the terms of the Warrants or the Preferred Stock, have been duly authorized by all requisite corporate action on the part of the Company and by all requisite shareholder action on the part of the Company's shareholders. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3.5  Contracts, Leases, Agreements and Other Commitments.  Except as
               ---------------------------------------------------
described on Schedule 3.5 and, as to the Founder, limited to the best of the
             ------------
Founder's knowledge, the Company is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, in excess of $10,000, including, but not limited to, any contract or agreement for the purchase or sale of merchandise or for the rendition of services.

          3.6  Breach.  The Company is not in violation or breach of any of the
               ------
terms, conditions or provisions of its Articles of Incorporation, as amended (including the Amendment), its By-laws (as amended pursuant to this Agreement), or in material violation or material breach of any indenture, mortgage or deed of trust or other material contract, agreement, lease, instrument, court order, judgment, arbitration award, or decree to which it is a party or by which it is bound.

          3.7  Employees, Officers, and Directors.  A current list of the names
               ----------------------------------
and addresses of all officers and directors of the Company is attached hereto as
Schedule 3.7.  Except as described on Schedule 3.7, and, as to the Founder, to
------------                          ------------
the best of the Founder's knowledge, the Company has not entered into any agreements with any of its employees, officers, or directors, or any of its former employees, officers, or directors.

          3.8  Compliance with Laws.  Except as described in Schedule 3.8, and,
               --------------------                          ------------
as to the Founder, limited to the best of the Founder's knowledge, the Company is in compliance with all existing requirements of laws, Federal, state, local, and foreign, and all existing requirements of all governmental bodies or agencies having jurisdiction over it, the failure to comply with which might have a material adverse effect on the Company.

          3.9  Conflict with Documents.  Neither the execution, delivery and
               -----------------------
performance of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both, will:

               (a) Conflict with or cause a breach or default under any of the terms, conditions or provisions of, result in a termination or modification of, or cause any acceleration of any obligation of the Company under any material contract, lease or other instrument to which the Company is bound or by which any of the Company's properties or assets may be affected;

               (b) Conflict with the provisions of the Company's Articles of Incorporation, as amended (including the Amendment), By-laws (as amended pursuant to this Agreement) or any statute, law, rule or regulation or any order, judgment or decree to which the Company or any of its properties or assets are subject; or

               (c) Result in the creation or imposition of any lien, charge or encumbrance against the Company or any of the Company's material properties or assets.

          3.10 Financial Statements.  The Company has furnished to the
               --------------------
Investor a copy of its unaudited internally prepared balance sheet as of March 31, 1995 and the corresponding statements of income, retained earnings and changes in financial position for the periods therein specified, a copy of which is attached hereto as Exhibit L. As to the Founder, limited to the best of the
                      ---------
Founder's knowledge, the unaudited financial statements referred to above are correct, are in accordance with the Company's books and records and present fairly, in all material respects, the Company's financial position at March 31, 1995, and the results of its operations and financial condition for the period therein specified, subject to normal recurring adjustments.

          3.11 Taxes.  The Company has filed all applicable Federal, state,
               -----
local and foreign tax returns required to be filed to date, in accordance with the provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments required to have been paid to date. The Company has not been advised that any of its returns, federal, state, local or foreign, have been or are being audited as of the date hereof.

          3.12  Litigation. As to the Founder, limited to the best of the
                ----------
Founder's knowledge, there are no pending suits, legal proceedings, claims or governmental investigations against or with respect to the Company or its directors or officers, or its properties or assets, nor, to the best of the knowledge of the Company and the Founder, is any such suit, legal proceeding, claim or governmental investigation threatened nor, to the best of the knowledge of the Company and the Founder, is there any basis for any such suit, legal proceeding, claim or governmental investigation.

          3.13  Intangible Property.  Except as set forth on Schedule 3.13 and,
                -------------------                          -------------
as to the Founder, limited to the best of the Founder's knowledge, the Company has all right, title and interest in and to all intangible property and technology, and to the best of the knowledge of the Company and the Founder, all permits, licenses and other authority, necessary to the conduct of its business as presently constituted and conducted, and as proposed to be constituted and conducted.

          3.14  Trademarks, Patents, etc.  The corporate names of the Company,
                -------------------------
and the trade names, trademarks, and service marks listed on Schedule 3.14 are
                                                             -------------
the only names and marks which are used by the Company in the operation of its business. No claim has been asserted against the Company involving any conflict or claim of conflict of its trade names, trademarks or service marks or with the trade names, trademarks, service marks or corporate names of others, and, to the best of the knowledge of the Company and the Founder and except as set forth on
Schedule 3.14, there is no basis for any such claim of conflict.  Except as set
-------------
forth on Schedule 3.14 and to the best of the knowledge of the Company and the
         -------------
Founder, the Company is the sole and exclusive owner of its trade names, trademarks and service marks and has the sole and exclusive right to use such trade names, trademarks and service marks. The Company is the registered owner of the United States and foreign patents listed on Schedule 3.14 and has
                                                   -------------
applications pending with the U.S. Patent Office and/or foreign patent offices for the patents listed on Schedule 3.14 as being patents pending. The Company
                          -------------
has no knowledge of any adverse claim of any kind with respect to any of such patents or patent applications, nor does it have any knowledge, or reason to know, that a patent will not issue on any such patent application. Except as set forth on Schedule 3.14 and to the best of the knowledge of the Company and
             -------------
the Founder, no process used by the Company or any product manufactured or sold by the Company infringes upon any patent, patent application, trademark, trade name or service mark of any other party. To the best of the knowledge of the Company and the Founder and except as set forth on Schedule 3.14, the Company is
                                                   -------------
not infringing, and there has been no claim of infringement of, any third party's patent, license, trademark, trade name, service mark, copyright or other proprietary right.

          3.15  Insurance.  The Company maintains insurance on all of its
                ---------
insurable properties as listed on Schedule 3.15 attached hereto.  As to the
                                  -------------
Founder, limited to the best of the Founder's knowledge, all such insurance policies are in full force and effect and the Company is not in default of any provision thereof. The Company has not received notice from any issuer of any such insurance policies of its intention to cancel or refusal to renew any policy issued by it.

          3.16  Governmental Consent.  As to the Founder, limited to the best
                --------------------
of the Founder's knowledge, no permit, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required of the Company in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, except as may be required by any federal or state securities laws, with which the Company will comply.

          3.17  Liabilities.  As to the Founder, limited to the best of the
                -----------
Founder's knowledge, the Company has no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, or otherwise, except: (a) as provided on
Schedule 3.17; (b) liabilities not in excess of $10,000 individually or $25,000
-------------
in the aggregate, that have been incurred in the ordinary course of business;
(c) legal and accounting expenses incurred in connection with this Agreement in an aggregate amount estimated to be not in excess of $30,000; or (d) liabilities which appear on the Company's balance sheet as of March 31, 1995, which is attached hereto as Exhibit J.
                   ---------

          3.18  Assets.  The company has good and marketable title to all of
                ------
its assets free and clear of all liens, charges, claims, encumbrances and defects of any kind or character, except as set forth on Schedule 3.18 with
                                                         -------------
respect to encumbrances (a) to be placed on such assets in connection with the Company becoming liable for and repaying the Founder's bank indebtedness upon receipt of a line of credit, all as described in Section 2.2(k) or (b) which do not encumber any material asset of the Company (collectively, "Permitted Liens"). To the best of the knowledge of the Company, as to which the Founder makes no representation or warranty, all equipment, furniture and fixtures, and other tangible personal property of the Company are in good operating condition and repair and do not currently require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

          3.19  Conflicting Interests.  Except as set forth on Schedule 3.19 or
                ---------------------                          -------------
Exhibit L, neither the Founder, nor as to the Founder, limited to the best of
---------
the Founder's knowledge any other director, officer, or any relative or affiliate of any director or officer, nor, to the best of the knowledge of the Company and the Founder, any employee or shareholder of the Company or any relative or affiliate of any of the employees or shareholders (a) has any pecuniary interest in any supplier or customer of the Company or in any other business enterprise with which the Company conducts business or with which the Company is in competition; or (b) is indebted to the Company for money borrowed.

          3.20  No Payments to Shareholders or Others.  Except as set forth on
                -------------------------------------
Schedule 3.20 and, as to the Founder, limited to the best of the Founder's
-------------
knowledge, there has not been any purchase or redemption of any shares of stock of the Company by the Company or any transfer, distribution or payment by it, directly or indirectly, of any money or other property or assets to any shareholder or to any other person, other than (i) payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the Initial Closing Date, increases in compensation for Company executive officers and other key employees, as determined by the Compensation Committee, and as to other employees, as determined by the

President of the Company, (ii) payments made in the ordinary course of business for goods and services in arm's length transactions and (iii) payments on the Founder's bank indebtedness to be made as described in Section 2.2(k).

          3.21  Absence of Material Changes.  Since March 31, 1995:
                ---------------------------

                (A) There has not been and there is not threatened any material adverse change in the financial condition, business, prospects or affairs of the Company or any material physical damage or loss to any of its properties or assets or to the premises occupied by it (whether or not such damage or loss is covered by insurance);

                (B) The Company has not taken any action outside of the ordinary and usual course of its business, except as related to the transactions contemplated hereby;

                (C) The Company has not borrowed any money or become contingently liable for any obligation or liability of others;

                (D) The Company has paid all of its debts and obligations as they became due;

                (E)  Except as set forth in Schedule 3.21E attached hereto and
                                            --------------
except for the Notes to be issued hereunder, the Company has not incurred any debt, liability or obligation of any nature to any party, except for becoming liable on the indebtedness of the Founder described in Section 2.2(k), or obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

                (F) The Company has not knowingly waived any right of substantial value;

                (G) The Company has maintained its books, accounts and records in the usual, customary and ordinary manner; and

                (H) The Company has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals.

          3.22  Acquisition of Checkmate.  Except as set forth in the Agreement
                ------------------------
in Principle regarding the Purchase of Assets of Checkmate Technologies, Inc., dated as of May 2, 1994, and as to the Founder, limited to the best of the Founder's knowledge, the Company's acquisition of all or substantially all of the assets of Checkmate has been consummated and in full force and effect, with no shareholders of either the Company or Checkmate dissenting, and all of the assets, rights, privileges, powers and franchises of Checkmate and all property, real, personal and mixed, of Checkmate are vested in and are the property of the Company, free and clear of any encumbrances upon their transfer from Checkmate to the Company and no creditor of Checkmate has made or is threatening to make any claim of any kind against the Company or any of its assets that formerly were assets of Checkmate.

          3.23   Statements and Other Documents Not Misleading.  No provision of
                 ---------------------------------------------
this Agreement relating to the Company or any other document, schedule, exhibit or other information furnished by the Company to the Investor in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, when taken together as a whole with all other such statements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

     IV.  Representations and Warranties of Investor and Restrictions on
          --------------------------------------------------------------
Transfer.
--------

          4.1  Representations and Warranties by the Investor.  The Investor
               ----------------------------------------------
represents and warrants to the Company as follows:

               (a) The Investor is acquiring the Securities for investment for its own accounts and not with a view to, or for resale in connection with, any distribution of the Securities. The Investor understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities or Blue Sky laws, and, as a result thereof, are subject to substantial restrictions on transfer. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities or Blue Sky laws, or exemptions from registration under the Securities Act and such laws are available.

               (b) This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors, rights and to general equity principles.

               (c) The Investor is domiciled in Pennsylvania, is a Pennsylvania limited partnership and is an "accredited investor," as that term is defined in Rule 501 of the Securities Act.

               (d) The Investor is an "institutional investor," as that term is defined in Regulation (S) 102.111 of the Pennsylvania Securities Act of 1972 (the "PA Securities Act"), and, accordingly, the offer and sale of the Securities to the Investor is an exempt transaction pursuant to (S) 203(c) of the PA Securities Act.

          4.2  Legends.  Each certificate or instrument representing the
               -------
Securities shall be endorsed with the following legends:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS.

     V.   Continuation and Survival of Representations and Warranties.   All
          -----------------------------------------------------------
representations and warranties shall survive the consummation of the transactions provided for in this Agreement for a period equal beginning on the date hereof up to and including November 4, 1997 (thirty (30) months from the date of this Agreement). No such representation or warranty shall be deemed to have been waived, affected or impaired by any investigation made by any person or persons.

     VI.  Affirmative Covenants of the Company and the Founder.  Until the first
          ----------------------------------------------------
to occur of either (a) the Investor no longer owning at least 7.5% or more of the Common Stock outstanding (assuming the exercise of the Warrants, the Harris Options and all options with respect to all shares issuable under the ESOP and the conversion of the Preferred Stock) (the "Minimum Stock Amount") or (b) the consummation of a public offering of any of the Securities pursuant to one or more registration statements filed under the Securities Act (or any successor statute), yielding gross proceeds to the Company of at least $7,500,000 and under which the Common Stock equivalents into which the Preferred Stock is convertible are valued at a price of at least 500% of the "stated value" of the Preferred Stock, as defined in the Amendment, after all dilution adjustments (determined by such a registration statement or statements being declared effective by the Securities and Exchange Commission, such Securities being registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (regardless whether the Company is subject to the filing requirements of Section 15(d) of the Exchange Act) and such securities being listed on a national stock exchange or included for quotation on the Nasdaq National Market) (a "Qualifying Public Offering"), the Company hereby covenants (and with respect to Section 6.2, the Founder hereby covenants) to comply with the following affirmative covenants, unless waived by the Investor, if no shares of Preferred Stock are then outstanding, or if shares of Preferred Stock are then outstanding, by Holders of at least three-fourths of the Preferred Stock (with each holder of Preferred Stock entitled to that number of votes equal to the Conversion Shares into which the Preferred Stock is convertible) and Conversion Shares then outstanding, acting as a single class (the Investor and/or such holders being the "Required Holders"):

          6.1  Financial Statements.  The Company shall furnish to the Investor
               --------------------
and any other Holder of Preferred Stock the following financial statements, reports and other documents, such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied, certified by the Company's chief executive or financial officer:

               (a) Beginning with the end of the Company's 1995 fiscal year, as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and related statements of operations, shareholders' equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the previous fiscal year, which financial statements shall have been audited, and shall be accompanied by an unqualified opinion addressed to the Company from "Big Six" independent auditors or other independent auditors that are reasonably satisfactory to the Investor, together with a copy of such auditors' letter to Company management.

               (b) As soon as available, and in any event within 20 days after the end of each month, and within 30 days after the end of each fiscal quarter and year of the Company, an unaudited balance sheet and unaudited statements of operations, shareholders' equity and cash flows, together with a comparison of such financial statements with the budget of the Company for such period.

               (c) As soon as available, and in any event at least 60 days prior to the end of each fiscal year of the Company, an annual budget and business plan for the subsequent fiscal year, which budget and business plan shall include a monthly breakdown of financial statements, which breakdown shall include the underlying assumptions and a brief qualitative description of the Company's plan by the Company's Chief Executive Officer in support of such budget and business plan, which also shall have been approved and accepted by the Board of Directors of the Company. If during the course of operations for any such month it becomes apparent that deviations from such financial statements, budget and business plan have occurred, the Company shall submit to its Board of Directors a statement of such deviation within five business days from the date of the Company's knowledge of such deviation (the "Statement"). The Statement shall detail the manner in which a new financial projection deviates from the annual business plan and the reason therefor. The Board of Directors shall have the right to ask questions or request any other reasonable additional information with respect to the Statement. Any and all subsequent deviations from such financial statements shall be resubmitted to the Board of Directors of the Company for approval and acceptance or for required further revision until such approval and acceptance is obtained.

               (d) In the event that the Company at any time hereafter shall be required, by law or by generally accepted accounting principles, to consolidate its financial statements with those of a subsidiary corporation, the Company shall thereafter furnish the financial statements required by this Section 6.1 on a consolidated basis, and the quarterly and annual financial statements specified above shall be furnished with consolidating financial statements.

          6.2  Board of Directors; Meetings.  The Company shall maintain By-law
               ----------------------------
provisions satisfactory to the Investor in its sole discretion with respect to the following provisions:

               (a) Subject to the terms of the Amendment and this Agreement and except as the By-Laws provide otherwise, the Board of Directors of the Company shall consist of not less than two and not more than five members, of which the holders of Preferred Stock, until such time as all shares of Preferred Stock have been converted into shares of Common Stock and a Qualifying Public Offering has occurred, shall have the right to elect one member, or if there are then no holders of Preferred Stock, until such time as a Qualifying Public Offering has occurred, the Founder shall vote his shares of Common Stock in favor of one nominee for director nominated by the Investor. As of the date hereof, the directors elected by the holders of the Common Stock shall be the Founder, Richard S. Garnick and Frederick J. Beste III (who has been nominated by the Investor).

               (b) The Company shall permit the Designated Director to invite one or more additional individuals to any and all meetings of the Board of Directors or of the shareholders of the Company; provided, however, that the
                                                 --------  -------
individual invited must be a director, officer, consultant or employee of the Investor. Such individuals may participate in discussions and express their views on matters before the Board, but shall not be entitled to vote. Such attendance may be either in person or by telephone.

               (c) The Company shall establish a Compensation Committee of the Board of Directors, consisting of not less than two and not more than three members, of which one shall be a Board member elected by the Holders of the Preferred Stock, or if there are then no such Holders, the Founder shall vote his shares in favor of a nominee for such Committee identified and nominated by the Investor. The Compensation Committee shall review and approve all employee compensation policies and programs and shall approve the initial and future compensation of all executive officers and other key employees of the Company. To the extent the Board of Directors establishes any other committees, one member of any such committee shall be a Board member elected by the Holders of the Preferred Stock or, if there are then no such Holders, the Founder shall vote in favor of a nominee for such Committee as identified and nominated by the Investor.

          6.3  Additional Information.
               ----------------------

               (a) The Company shall, as promptly as possible (but, in any event, within ten days) after obtaining knowledge of the occurrence of any "Default," as such term is defined in Section 2.3(d) above), or any other material adverse development or event, furnish the Investor with a detailed written notice of such default or event and the proposed response of Company management.

               (b) The Company shall, as promptly as possible (but, in any event, within ten days) after the commencement thereof, furnish the Investor with notice of all material actions, suits and proceedings before any court or governmental agency, commission, board, bureau, department or instrumentality, domestic or foreign, affecting the Company.

               (c) The Company shall promptly furnish the Investor with all notices for and minutes of meetings of the shareholders and/or directors of the Company, and all written consents taken by the shareholders and/or directors of the Company.

               (d) The Company shall, as promptly as possible (but, in any event, within ten days) after sending, making available, or filing the same, furnish the Investor with all reports and financial statements that the Company shall send or make available to the shareholders or the directors of the Company or the Securities and Exchange Commission.

               (e) The Company shall, as promptly as possible (but, in any event, within ten days) after the occurrence thereof, furnish the Designated Director with prompt written notice of all material developments and transactions outside of the ordinary course of business or which might otherwise have a significant effect on the Company's business prospects or financial condition or on the Investor's investment in the Securities.

               (f) The Company shall furnish the Investor with such other information with respect to the business, properties, assets, or the condition of operations, financial or otherwise, of the Company as the Investor may, from time to time, reasonably request.

               (g) The Investor agrees not to disclose to third parties any confidential information concerning the Company which is furnished to the Investor by the Company except as required by law, legal process or its fiduciary duty to report financial and business information to its partners, shareholders, directors or affiliates and to such other persons as the Investor, in the exercise of its prudent business judgment, may select and shall use reasonable commercial efforts to have such persons maintain such confidentiality of the confidential information. The term "confidential information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Investor, or (ii) was or becomes available to the Investor on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

          6.4  Inspection.  The Company shall permit, at any reasonable time and
               ----------
from time to time upon reasonable advance notice, the Investor or its duly authorized agents or representatives to examine and make copies of, and extracts from, the Company's records, books of account, documents and other materials, to visit its properties, and to discuss the affairs, finances and accounts of the Company with any of the Company's officers, consultants, directors or independent accountants.

          6.5  Life Insurance.  The Company shall, within 30 days of the Initial
               --------------
Closing Date, apply for, and within 45 days of the Initial Closing Date purchase and maintain at its expense, a key man life insurance policy or policies, with an insurance company or association satisfactory to the Investor, on the life of the Founder, in the amount of $500,000, payable to the Investor, which amount shall not be decreased or cancellable other than due to the non-payment of premiums or prior repayment of the Notes. Assuming issuance of such a life insurance policy as to which the Investor is the beneficiary, upon the death of the Founder, the Investor shall accelerate all of the Notes it then holds and the proceeds of such policy shall be used to repay all then outstanding principal and interest under the Notes. To the extent the proceeds of such life insurance policy exceed all amounts due under the Notes, the Investor shall remit to the Company such excess remaining after all amounts due on the Notes have been fully satisfied.

          6.6  Compliance with Articles of Incorporation and By-laws.  The
               -----------------------------------------------------
Company shall perform and observe all the obligations and provisions set forth in its Articles of Incorporation (including the Amendment) and By-laws.

          6.7  Maintain Rights and Facilities.  The Company shall maintain and
               ------------------------------
preserve its corporate existence and all permits, rights and franchises necessary to the conduct of its business in full force and effect and adequate for its business as presently conducted and proposed to be conducted. The Company shall maintain complete and exclusive ownership of, but shall have the right to license or sublicense, its patents, trademarks, trade names, service marks, and other proprietary rights.

          6.8  Books and Records.  The Company shall make and keep books,
               -----------------
records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of the financial statements required herein and to maintain accountability for assets; and (c) access to assets is permitted only in accordance with management's general or specific instructions and recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

          6.9  Other Insurance.  The Company shall maintain insurance against
               ---------------
such risks and in at least such amounts as is customarily carried by companies engaged in the same or a similar business, under valid and enforceable policies issued by insurers of recognized responsibility.

          6.10 Contracts and Agreements.  The Company shall comply in all
               ------------------------
material respects with the provisions of all material contracts, indentures, instruments and agreements to which it is a party or by which the Company or its properties are bound, and with all other material obligations which the Company incurs or to which it becomes subject.

          6.11 Taxes.  The Company shall pay and discharge when due all
               -----
federal, state, local, and foreign taxes, assessments, penalties, interest and governmental charges which become payable by the Company or which shall be imposed upon its properties, and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its properties; provided,
                                                                       --------
however, that the Company may in good faith contest any tax, assessment,
-------
penalty, or charge, provided that such contest is asserted in accordance with applicable procedures.

          6.12 Compliance with Laws.  The Company shall comply with all laws,
               --------------------
rules and regulations of all governmental authorities and agencies applicable to the Company, its business or its properties, the failure to comply with which might have a material adverse effect on the Company.

     VII. Negative Covenants.  The Company hereby covenants that, until the
          ------------------
first to occur of (a) the Investor no longer owning the Minimum Stock Amount and
(b) the consummation of a Qualifying Public Offering, the Company shall comply with the following negative covenants unless such covenant is waived by the Required Holders:

          7.1  Conduct of Business.  The Company shall not:
               -------------------

               (a) (i) Merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation or other entity or entities; (ii) reorganize, dissolve or liquidate the Company, or adopt any plan of reorganization, dissolution or liquidation of the Company; (iii) sell, assign or otherwise dispose of all or any substantial portion of its assets; or (iv) acquire all or any substantial portion of the voting stock or assets of another corporation or other entity or entities;

               (b) Except as otherwise required or permitted by this Agreement (including Section 7.11), create, authorize or issue any additional shares of capital stock (other than shares issuable upon exercise of options issued under the ESOP, the Harris Options), or any rights to acquire any shares of capital stock or any other security; or repurchase any shares of its capital stock except from employees upon termination of employment or pursuant to or as permitted by the Shareholders' Agreement.

               (c) Amend its Articles of Incorporation (including the Amendment) or By-laws.

               (d) Effect any material change in the nature of the business of the Company, or apply the assets of the Company other than for the conduct of the business of the Company, as such business is conducted and proposed to be conducted.

          7.2  Liens and Encumbrances.  Except for Permitted Liens (as defined
               ----------------------
in Section 3.18), the Company shall not create, assume, or permit to exist any lien, security interest, pledge or other encumbrance, under conditional or installment sale arrangements or otherwise, with respect to its properties or assets, whether tangible or intangible, now owned or hereafter acquired, except for liens for current taxes not delinquent. This Section 7.2 may be waived by action of the Board of Directors, without the consent of the Required Holders, provided that the Designated Director is included in the majority of directors voting to permit such waiver.

          7.3  Dividends.  The Company shall not declare or pay any dividend
               ---------
payable in cash or other property or make or authorize any other distribution, directly or indirectly, on any class of the Company's capital stock or redeem or purchase any of the securities of the Company, other than the Preferred Stock issued upon exercise of the Warrants issued hereunder or as permitted by the Amendment with respect to payment of dividends on the Preferred Stock and the Common Stock or as permitted by the Notes or as contemplated by the Shareholders' Agreement.

          7.4  Agreements.  The Company shall not enter into any contract,
               ----------
agreement, lease or other instrument which, by its terms, restricts, in any material respect, the Company's ability to make payment on the Notes or to redeem shares of the Preferred Stock, or which otherwise restricts, in any material respect, the Company's ability to perform under this Agreement.

          7.5  Insider Transactions.  The Company shall not enter into any
               --------------------
transaction with any of its officers, directors or shareholders, except for the Employment Agreement and the Shareholders' Agreement, and other employment related transactions on reasonable and customary terms, unless: (a) such transaction is an arm's-length transaction on fair and reasonable terms and (b) the Board of Directors of the Company approves such transactions with the Designated Director included in the majority of the Board approving such transactions, after full disclosure of the facts.

          7.6  Capital Expenditures.  The Company shall not incur, in any
               --------------------
twelve-month period, capital expenditures (including expenditures for capitalized leases) in excess of $150,000 or any single capital expenditure in excess of $60,000. This Section 7.6 may be waived by action of the Board of Directors, without the consent of the Required Holders, provided that the Designated Director is included in the majority of directors voting to permit such waiver.

          7.7  Payments; No Default.  The Company shall make all required
               --------------------
payments of rent, taxes, debts and other material obligations of the Company promptly when due. The Company shall not be in default with respect to any material contracts, agreements or instruments to which the Company is a party or by which the Company is bound.

          7.8  Material Contracts.  Other than renewing the Employment
               ------------------
Agreements on their current terms and conditions, the Company shall not, during any fiscal year of the Company, enter into material contracts pursuant to which the Company would incur liabilities in excess of $25,000 individually or $50,000 in the aggregate, unless the Board of Directors of the Company has previously approved the execution of such contract. Notwithstanding the foregoing, the aforementioned dollar limitations shall be subject to the review of the Board of Directors of the Company.

          7.9  Compensation.  The Company shall pay its officers and directors
               ------------
such levels of compensation and bonuses as the Compensation Committee of the Board of Directors may from time to time specify, or as provided in the Employment Agreement; provided, however, that the Company may make up to 10% of
                      --------  -------
its annual pre-tax profits available as bonuses payable to Company employees, at the sole discretion of Company management; provided further, that the Company's
                                           -------- -------
management may elect to pay such bonuses quarterly so long as the aggregate amount of such quarterly bonuses paid does not exceed 10% of the Company's pre-tax profits for the year in which such bonuses are paid.

          7.10 Acquisitions.  The Company shall not acquire the stock or all or
               ------------
substantially all of the assets or business of any other entity in any form of transaction.

          7.11 Limitations on Raising Additional Capital.  The Company, the
               -----------------------------------------
Investor and the Founder acknowledge that from and after the Initial Closing, the Company may be seeking capital in addition to receiving the balance of the Purchase Price, from both non-profit or non-venture capital sources, such as The Ben Franklin Partnership or various local or regional economic development grants, authorities or programs administered by various governmental or quasi-governmental agencies (collectively, "Non-Private Sources"), as well as from strategic, corporate sources (collectively, "Corporate Sources"). Notwithstanding any other provision of this Agreement or the Amendment to the contrary, which otherwise might have prohibited a transaction to raise capital from either a Non-Private Source or a Corporate Source, the Company shall be permitted to raise capital from a Non-Private Source, and the Company shall be permitted to raise equity capital from a Corporate Source if the Corporate Source shall pay a price per share of Common Stock equivalent of not less than 180% of the lowest price per share of Common Stock equivalent payable by the Investor pursuant to the terms of the Warrants.

     VIII. Registration and Related Rights.
           -------------------------------

           8.1 Piggyback Registration.
               ----------------------

               (a) As used in this Section 8, "Registration Stock" shall mean the Conversion Shares (as defined in Section 1.4), and any shares of Common Stock issued in respect of the Preferred Stock or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that Registration Stock shall not include any such
       --------  -------
shares disposed of pursuant to one or more registration statements under the Securities Act, or which have been sold pursuant to Rule 144 under the Securities Act or which have otherwise been sold without registration under the Securities Act. For purposes of this Section 8, any record holder of securities convertible into Registration Stock

(or exercisable for securities which are convertible into Registration Stock) shall be deemed to be the holder of the Registration Stock issuable upon such exercise and/or conversion.

               (b) If the Company shall seek to register under the Securities Act or qualify any of the securities holdings of the Company or any of its shareholders (except in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger or exchange of stock, to be registered on Forms S-4, S-8 or any successor forms under the Securities Act) and if the form of registration statement proposed to be used otherwise may be used for the registration of the Registration Stock (as herein defined), then, on each such occasion, the Company shall furnish the Investor with at least 30 days prior written notice thereof. At the written request of the Investor, given within 20 days after the receipt of such notice, the Company will use its best efforts to cause all of the Registration Stock for which registration shall have been requested by the Investor to be included in such registration statement. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, and the managing underwriter determines and advises in writing that the inclusion of all Registration Stock proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than (i) holders of Registration Stock or (ii) holders of Subordinate Stock (as defined in Section 8.4) with rights equal to those of the holders of Registration Stock ("Other Registration Stock) (such other shares which are not Registration Stock or Other Registration Stock being the "Other Shares") would interfere with the successful marketing (including pricing) of the securities, then the number of shares of Registration Stock, Other Registration Stock and Other Shares to be included in such underwritten public offering shall be reduced first, pro rata among the holders of Other Shares; second, if necessary, pro rata among the holders of Registration Stock and Other Registration Stock combined, based upon the number of shares requested by holders thereof to be registered in such underwritten public offering; and lastly, if necessary, among the Company's shares requested by the Company to be registered; provided, however, that the holders of Registration Stock do not
            --------  -------
then elect to exercise their rights under Section 8.2; and, further provided,
                                                            ------- --------
that in no event, without the consent of the holders of at least 67% of the Registration Stock, the percentage of the Registration Stock that is included in such registration statement shall not be less than the percentage of the securities of any other shareholder included therein. In the event that the Company offers any of its securities in an offering exempt from registration under the Securities Act pursuant to Regulation A, the Company will provide to the holders of Registration Stock rights comparable to those provided herein.

          8.2  Demand Registration.
               -------------------

               (a) If at any time, the Company shall be requested in writing by the holders of not less than 67% of the Registration Stock to effect the registration under the Securities Act of at least 33 1/3% of the Registration Stock, the Company shall promptly give written notice of such proposed registration to all record holders of Registration Stock. Such holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registration Stock as such holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on a form of general use under the Securities Act, of all shares of Registration Stock which the Company has been requested to register; provided, however, that if the holders of not less than
                       --------  -------
67% of the Registration Stock shall so request (and at least 50% of the Registration Stock is being registered), the Company shall file such registration statement pursuant to Rule 415 or any successor rule or regulation under the Securities Act, so as to permit the continuous or delayed offering of the Registration Stock in accordance with the intended method of disposition specified in the notice of the exercise of rights under this Section 8.2(a), to the extent such offering qualifies under such rule or regulation, but in no event shall the Company be required to maintain the effectiveness of such registration statement beyond a two year period. The Company shall be obligated to cause to become effective one registration statement pursuant to which Registration Stock is sold under this Section 8.2(a).

          (b) In addition and not in limitation of the rights set forth in Sections 8.1(b) and 8.2(a), at such time as the Company shall have qualified for the use of Form S-2 or Form S-3 in an offering solely for the accounts of persons other than the Company (or any similar form or forms promulgated by the Securities and Exchange Commission), the holders of not less than 67% of the Registration Stock shall have the right to request an unlimited number of registrations on Form S-2 or Form S-3 or other similar forms. Such holders shall have the right, by giving written notice to the Company within 20 days from receipt of the Company's notice, to elect to have included in such registration such of their Registration Stock as such holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-2 or Form S-3 of all shares of Registration Stock which the Company has been requested to register. The Company shall not be required to effect any such registration more than once every twelve months. Registrations effected on Form S-2 or Form S-3 shall not be considered to be demand registrations pursuant to Section 8.2(a) hereof.

          (c)  The Company may include in a registration requested under this
Section 8.2 any additional authorized shares of the Common Stock of the Company, whether or not issued, for sale by the Company or for sale by others; provided,
                                                                      --------
however, that such shares shall not be included to the extent that the holders
-------
of a majority of the shares of Registration Stock included therein determine in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registration Stock to be included therein; and, provided, further, that, upon the election of the holders of a majority of the
--------  -------
shares of Registration Stock included therein, or if the number of shares to be so included equals or exceeds the number of shares of Registration Stock included therein by the holders of Registration Stock, such registration shall be deemed to be a registration pursuant to Section 8.1(b) hereof.

          (d) The underwriter and the terms of the underwriting for any registration pursuant to this Section 8.2 shall be mutually acceptable to the Company and the Investor.

          (e) Notwithstanding anything contained in this Agreement to the contrary:

               (i) The Company reserves the right to delay any such registration pursuant to Section 8 for a period of not more than sixty days, or to withhold efforts to cause such registration statement to become effective for a period of not more than sixty days, if the Board of Directors of the Company determines in good faith that such registration might (A) interfere with or affect the negotiation or completion of any material transaction that is being contemplated by the Company, or (B) involve initial or continuing disclosure obligations materially adverse to the best interest of the Company's shareholders. If, after a registration statement becomes effective, the Company advises the holders of the Registration Stock covered by such registration statement that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended. The time periods referred to in this Article 8 shall be extended for an additional number of business days during which the rights to sell shares was suspended.

                    (ii) The Company shall not be obligated to file a registration statement pursuant to Section 8.2 within three months after the effective date of any registration under which piggyback rights were granted pursuant to Section 8.1.

          8.3  Further Obligations of the Company.  Whenever the Company is
               ----------------------------------
required to register any of the Registration Stock pursuant to any of the provisions of this Section 8, the Company shall also be obligated to do the following:

               (a) Prepare for filing and file with the Securities and Exchange Commission promptly thereafter a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary (but, other than as otherwise provided in Section 8.2(a), in no event more than nine months) to complete the proposed public offering;

               (b) Furnish to each selling holder so requesting such copies of preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of such holder's Registration Stock;

               (c) Use its best efforts to register or qualify the Registration Stock covered by said registration statement under the securities or Blue Sky laws of such jurisdictions as not less than 60% of the holders of Registration Stock may reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registration Stock covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (c), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (d) Furnish to the selling holders, and any underwriters or broker-dealers through whom the Registration Stock may be sold, an opinion or opinions of counsel for the Company and a "cold comfort" letter or letters of the independent auditors for the Company, in form and substance customary for similar offerings;

               (e) Permit each selling holder or the selling holder's counsel or other representatives, at the selling holder's expense, to inspect and copy such corporate documents and records as may reasonably be requested by them;

               (f) If so requested, furnish to each selling holder a copy of all documents filed and all correspondence to or from the Securities and Exchange Commission in connection with any such offering.

               (g) Immediately notify each seller of Registration Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller or holder, prepare and furnish to such seller and holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of subsection 11(a) of the Securities Act;

               (i) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

If requested by the Company, each seller of Registration Stock as to which any registration is being effected shall furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

          8.4  Registration Rights Equal or Superior.  The Company shall not
               -------------------------------------
grant any registration rights or register any securities for the account of any person other than holders of Registration Stock unless permitted to do so by the written consent of the Required Holders; provided, however, that the Company
                                         --------  -------
shall be entitled to grant registration rights or register any securities for the account of any person other than holders of Registration Stock without the consent of the Designated Director as long as such rights applicable to such securities are made subject and subordinate to, or no more than equal to the rights of the holders of Registration Stock under Sections 8.1 and 8.2 (such securities being the "Subordinate Shares").

          8.5  Expenses, Etc. All expenses in connection with the preparation
               -------------
and filing of any registration statement under this Section 8, any registration or qualification under the securities or Blue Sky laws of states in which the offering will be made under such registration statement, and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering, shall be borne in full by the Company, except for any (i) underwriters' or brokers' commissions applicable to the shares to be sold by a holder of Registration Stock, (ii) fees required to be paid by a selling shareholder rather than the Company in order to comply with Blue Sky or state securities laws, (iii) other fees or expenses expressly applicable to securities being sold by the selling shareholder and (iv) fees or expenses of any selling shareholders' counsel.

          8.6  Indemnification. The Company shall indemnify the selling holders
               ---------------
of Registration Stock, and, to the extent required in any agreement with any underwriter or broker-dealer through whom the Registration Stock may be sold, any such underwriter or broker-dealer and each person, if any, who controls any such underwriter or broker-dealer (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, expenses or actions in respect thereof (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registration Stock were registered under the Securities Act, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the selling holders of Registration Stock for any legal or other out-of-pocket expenses reasonably incurred by such selling holders in connection with investigating or defending against such loss, claim, damage, liability or action; except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to the Company by such selling holders expressly for use therein. In connection with any such registration statement, the selling holders of Registration Stock will furnish the Company in writing such information as may reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify the Company, its directors and officers, and, to the extent required in any agreement with any underwriter or broker-dealer, each such underwriter or broker-dealer and each person, if any, who controls the Company or any underwriter or broker-dealer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, expenses and actions in respect thereof (under the Securities Act or common law or otherwise) resulting from any untrue statement or alleged untrue statement of a material fact required to be stated in such registration statement or prospectus and necessary to make the statements therein not misleading; and will reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; but only to the extent that such untrue statement or omission was contained in information so furnished in writing by the selling holders of Registration Stock expressly for use therein, and only to the extent of proceeds received by the selling holders of Registration Stock in the offering. The Company further agrees and the selling shareholder shall agree that, in connection with any underwritten public offering, the Company also will enter into customary contribution arrangements with the selling holders of Registration Stock and the underwriters or broker-dealers through whom the Registration Stock may be sold, with respect to situations in which indemnification is potentially unavailable.

          8.7  Withdrawal. If a public offering is not completed within nine
               ----------
months after the effective date of any registration statement filed by the Company pursuant to Section 8.1(b), other than an offering under Rule 415 as described in Section 8.2(a), the Company reserves the right, at its option, to withdraw from registration any securities offered by the Company which have not been sold during such period, provided that no securities offered by any holder of Registration Stock shall be withdrawn without the consent of the holders of 50% of the Registration Stock.

          8.8  Exchange Act. As promptly as possible following receipt of a
               ------------
written request therefor from the holders of 50% of the outstanding Registration Stock at any time while the Company either (a) is subject to periodic reporting pursuant to Section 15(d) of the Exchange Act or (b) has 300 or more shareholders of record, the Company shall register its Common Stock under
Section 12 of the Exchange Act, arrange for its Common Stock to be listed on a national stock exchange or included for quotation on Nasdaq or the Nasdaq National Market, as requested, and shall keep effective such registration and maintain such listing or inclusion, and shall use its best efforts timely to file such information, documents and reports as the Securities and Exchange Commission may require or prescribe that the Company file in connection therewith. The Company will, at the request of any holder of Registration Stock, advise such holder in writing as to whether all reports required to be filed by the Company under Section 13 of the Exchange Act during the 12 months preceding such request (or for such shorter period as the Company was required to file such reports) have been filed, and any other information which the holder may reasonably require in order to comply with Rule 144 under the Act, or any other comparable rule, as then in effect.

     IX.  Preemptive Rights.
          -----------------

          9.1 Until the first to occur of (a) the Investor no longer owning the Minimum Stock Amount or (b) the consummation of a Qualifying Public offering, if at any time after the date of this Agreement, the Company issues or proposes to issue any equity securities, other than (a) the Securities whose issuance is contemplated by this Agreement; (b) up to an aggregate of 37,024 shares of Common Stock issuable upon exercise of options granted under the ESOP if the Original ESOP Amount is in effect, or down to an aggregate of 30,839 shares of Common Stock issuable upon exercise of options granted under the ESOP if the Decreased ESOP Amount is in effect; (c) up to an aggregate of 6,185 shares of Common Stock issuable upon exercise of the Harris options; and shares of Common Stock issued upon the exercise, exchange or conversion of any security as to which the Investor had an opportunity to exercise its rights under this Section 9 (an "Issuance"), the Investor shall have the right to purchase up to its Proportionate Percentage (as defined below) of the type of securities issued or proposed to be issued in such Issuance on the same price and terms as the Issuance (to the extent such price and terms are cash prices and terms). The Investor's "Proportionate Percentage" shall be that percentage equal to the ratio which (x) the number of shares of outstanding Common Stock then owned by the Investor bears to (y) the aggregate number of shares of outstanding Common Stock then owned by all shareholders of the Company. For purposes solely of the computation required under clauses (x) and (y) above, the Investor holding Preferred Stock shall be treated as having converted all of its Preferred Stock into shares of Common Stock at the rate at which such Preferred Stock is convertible at the time of delivery by the Company of the Option Notice (as defined below), assuming that all of the targets with respect to the Company's "Performance Test

Earnings" (as defined in the Warrants and in Section 1.3 hereof) have been met, and all outstanding Preferred Stock held by other Holders of Preferred Stock shall likewise be deemed converted.

          9.2 In the event of an Issuance, the Company shall deliver to the Investor a written notice describing such Issuance, specifying the Investor's pro rata share and stating the purchase price and other terms of such Issuance (the "Option Notice"). For a period of 45 days from the receipt of the Option Notice, the Investor shall have the right to elect, by written notice to the Company, to purchase all or any portion of its pro rata share of such securities.

     X.   Participation Rights.
          --------------------

          10.1 In addition to and not in limitation of the provisions of the Shareholders' Agreement, the Founder hereby agrees that until the first to occur of (a) the Investor no longer owning the Minimum Stock Amount or (b) the consummation of a Qualifying Public Offering, he shall not sell any of the shares of the capital stock of the Company held by him, unless such sale is in accordance with the terms and conditions of this Section 10.

          10.2 Until the consummation of a Qualifying Public Offering, in the event that the Founder desires to sell some or all of the shares of the capital stock of the Company held by him (the "Offered Shares") in a private transaction then the Founder shall obtain a written offer (the "Offer") to purchase such Offered Shares solely for cash to be paid in full at the closing of each such transaction, and shall forward a copy of the Offer to the Company and to the Investor.

          10.3 If, within 30 days of receipt of the offer, the Company notifies the Founder that it will purchase all of the Offered Shares, then the Founder shall sell such shares to the Company upon the terms and conditions of the Offer.

          10.4 If the Company declines to purchase all or any portion of the Offered Shares in accordance with Section 10.3 above, it shall promptly notify the Investor of such decision. If, within 30 days of receipt of such notice, the Investor notifies the Founder that it will purchase all or any portion of the remaining Offered Shares, then the Founder shall sell such shares to the Investor upon the terms and conditions of the Offer.

          10.5 If, after giving effect to Sections 10.3 and 10.4 above, the Company and the Investor fail to purchase all of the Offered Shares, then the Founder shall be entitled to sell such shares on the terms set forth in the Offer for a period of 30 days, commencing upon the expiration of the 30-day period referred to in Section 10.4 above, subject to the provisions of Section
10.6 below.

          10.6 If, after giving effect to Sections 10.3 and 10.4 above, the Company and the Investor do not agree to purchase all of the Offered Shares, then the Founder shall use Founder's best efforts to interest the offeror (the "Offeror") in purchasing such shares as the Investor gives notice that it desires to sell in such sale (the "Additional Shares"), as well as the Offered Shares. If the Offeror does not wish to purchase the full amount of the Additional Shares, then the Investor shall be entitled to sell in the transaction up to that number of the Additional Shares which, when divided by the total number of Additional Shares as to which the Investor has given notice that it desires to sell in the transaction, would be equal to the number of shares which the Offeror has agreed to purchase, divided by the aggregate number of shares which the Founder and the Investor sought to sell to the Offeror.

          10.7 Other than as set forth above, without the prior written consent of the Investor, the Founder may not make any transfer of such Founder's shares of the capital stock of the Company in any transaction not permitted by the Shareholders' Agreement.

     XI.  Events of Default.
          -----------------

          Each of the following shall constitute an Event of Default under this
Agreement:

          11.1   Default on Payments to the Investor. The failure of the Company
                 -----------------------------------
to make (a) within ten days of the date when due, any principal or interest payment on any Note, any dividend payment upon the Preferred Stock on the date when due, or any other payment required to be made on the date when due (whether under the terms of the Notes, the Preferred Stock or the Amendment) in connection with the redemption of the Preferred Stock or under the terms of the Notes, or (b) failure of the Company to make any other payment upon any other note, guaranty or obligation of the Company to the Investor or held by the Investor, or required hereunder, within 30 days after written notice from the Investor to the Company; regardless of whether any such failure to make the payments described in (a) and (b) above is due to a legal inability or incapacity of the Company to make any such payments.

          11.2   Information, Representations and Warranties. Any information
                 -------------------------------------------
furnished or representation or warranty made or given by the Company herein shall prove to have been untrue when made or given in any material respect or shall have omitted to state a material fact respecting the matters set forth therein necessary to make the matters set forth therein not misleading.

          11.3   Covenants and Agreements. The failure of the Company to
                 ------------------------
observe, perform or abide by any other covenant, warranty, agreement or provision of this Agreement, the Amendment, the Notes, the Warrants, the Preferred Stock, or any of the documents executed by the Company in connection herewith or therewith or referred to herein or therein, which failure is not cured to the Investor's reasonable satisfaction within 30 days (the "Cure Period") after written notice from the Investor to the Company of its occurrence; provided, however, that no Event of Default shall be considered to
            --------- -------
have occurred if the failure is not the failure to pay money and is of such a nature that it reasonably cannot be cured within the Cure Period, but if it is curable and the Company in good faith begins efforts to cure it within the Cure Period and continues diligently to do so, the Company shall have an additional 30 days from the date on which the Cure Period ends to effect the cure. If the failure continues after the expiration of such additional 30 day period, regardless whether such failure might be curable at some time beyond such additional 30 day period, such failure shall nevertheless be considered an Event of Default.

          11.4   Default on Other Obligations. The occurrence of a material
                 ----------------------------
default following the expiration of any applicable cure period, if any, in any material obligation of the Company or any violation of law or refusal of regulatory permission which has a material adverse effect on the Company's operations.

          11.5   Certain Events As To The Company. The Company or any of its
                 --------------------------------
material subsidiaries shall (A) admit in writing its inability to pay its debts generally as they become due; (B) file a petition or answer or consent seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy or insolvency law or other similar law, not discharged or vacated or set aside or stayed within 45 days; (C) consent to the institution of proceedings under any law referenced in
(B) above, not discharged or vacated or set aside or stayed within 45 days, or to the filing of any such petition, not discharged or vacated or set aside or stayed within 45 days or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian (or other similar official) of the Company or any subsidiary or of any substantial part of their property; (D) fail generally to pay its debts as such debts become due, or take corporate action in furtherance of any such action; (E) make an assignment for the benefit of its creditors; or (F) fail to meet any of its material monetary obligations with the exception of trade payables, in the amounts and for the periods set forth on
Schedule 2.2 attached hereto; provided, however, that no Event of Default shall
-------------                 --------  -------
be considered to have occurred under subsection 11.5(F) if the failure to meet such material monetary obligations is due to a good faith dispute between such parties, which dispute shall continue for no more than 30 days; provided
                                                                --------
further, that upon the expiration of such 30 day period (the "Expiration Date"),
-------
the Company shall have, upon notice to the Investor an additional 30 day period to resolve the dispute. If the dispute is not resolved after the expiration of such additional 30 day period, regardless whether such dispute may be resolved at some time beyond such additional 30 day period, such failure under subsection 11.5(F) shall nevertheless be considered an Event of Default.

          11.6   Certain Events As To The Founder. The Founder dies, is
                 --------------------------------
disabled for a period in excess of 120 days during which the Founder is unable to perform his duties as an officer of the Company for a full eight hour day (the "disability" of the Founder), terminates his employment with the Company or has his employment terminated by the Company.

     XII. Rights of Investor Upon Default.
          -------------------------------

          12.1   Rights on Default. If there shall occur and be continuing an
                 -----------------
Event of Default as defined in the foregoing Section 11, the Investor, or if there are then Holders of Preferred Stock, the Holders of at least 75% of the Preferred Stock may, by written notice to the Company, declare the Company to be in default hereunder, whereupon: (i) if the Investor or the Holders of at least 75% of the Preferred Stock, as applicable, so specifies in such notice, any Notes then outstanding, the balance of all accrued dividends upon the Preferred Stock, and all other indebtedness of the Company to the Investor now or hereafter incurred, shall become immediately due and payable without further demand, presentation or notice of any kind; and (ii) the Founder hereby agrees that, at such time, he shall vote his shares in such a manner and take such actions as may be necessary or advisable, in the reasonable opinion of the Investor or the Holders of at least 75% of the Preferred Stock, to best ensure the repayment of the Notes and payment of all such accrued dividends upon the Preferred Stock and repayment of all such other indebtedness to the Investor.

          12.2   Additional Rights. The Investor shall have such additional
                 -----------------
rights and remedies as are contained herein, in the Notes, the Warrants, the Preferred Stock, the Amendment, or in any other documents and agreements delivered or given in connection herewith, and all rights which it might have at law or equity, all of which rights and remedies shall be cumulative.

     XIII.  Further Assurance. The Company and the Investor agree to execute
            -----------------
and deliver all such other instruments and take all such other actions as any party may reasonably request from time to time before or after the Initial or Subsequent Closing Date and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

     XIV.   Miscellaneous.
            -------------

            14.1   Waivers and Amendments. No waiver by either party of any
                   ----------------------
condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated other than by an agreement in writing signed by all of the parties hereto.

            14.2   Governing Law.  This Agreement and all questions relating to
                   -------------
its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-law provisions to the contrary.

            14.3   Successors and Assigns. Except as otherwise expressly
                   ----------------------
provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns.

            14.4   Entire Agreement. This Agreement and the other documents
                   ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

            14.5   Notices. All notices, requests, demands and other
                   -------
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received when personally served, or when mailed by first class mail or overnight, by courier service such as Federal Express, postage prepaid, or telecopied with answer back receipt and hard copy sent in the manner set forth above, addressed as set forth below:

                   (i)  If to the Company or the Founder, then to:

                        Quadrant International Inc.
                        170 Warner Road
                        Suite 102

                         Wayne, PA 19087

                         Attn: President

                         with a copy, given in the manner
                         prescribed above, to:

                         Cozen & O'Connor
                         The Atrium
                         1900 Market Street
                         Philadelphia, PA 19103

                         Attn:  Michael J. Heller, Esquire

                  (ii)   If to NEPA II, then to:

                         NEPA Venture Fund II, L.P.
                         125 Goodman Drive
                         Bethlehem, PA 18015

                         Attn: Glen R. Bressner

                         with a copy, given in the manner prescribed above, to:

                         Ballard Spahr Andrews & Ingersoll
                         1735 Market Street, 51st Floor
                         Philadelphia, PA 19103-7599

                         Attn: Raymond D. Agran, Esquire

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

          14.6   Payment of Expenses. All reasonable legal fees and expenses
                 -------------------
incurred by counsel on behalf of the Investor in connection with this Agreement and the preparation and negotiation hereof, subject to Section 2.2(j), shall be paid by the Company.

          14.7   Brokers. Each party represents that it has not retained any
                 -------
finder or broker in connection with the transactions contemplated by this Agreement and will indemnify, defend and hold the other party harmless from any claim based on breach of this representation.

          14.8   Delays or Omissions. It is agreed that no delay or omission to
                 -------------------
exercise any right, power or remedy upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement or by law or otherwise, shall be cumulative and not alternative.

          14.9    Titles. The titles of the Sections of this Agreement are for
                  ------
convenience of reference only and are not to be considered in construing this Agreement.

          14.10   Provisions Separable. The provisions of this Agreement are
                  --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          14.11   Execution; Counterparts. This Agreement may be executed in
                  -----------------------
any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          14.12   Exhibits; Schedules. All Exhibits and Schedules attached
                  -------------------
hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and written above.

Attest:                                QUADRANT INTERNATIONAL INC.

/s/ Randi Garnick                      By:   /s/ Gregg W. Garnick
----------------------------                 -----------------------------------
Secretary                                      Gregg Garnick, President


Witness:                               FOUNDER:

____________________________           /s/ Gregg W. Garnick
                                       -----------------------------------------
                                       Gregg Garnick

                                       NEPA VENTURE FUND II, L.P.

                                   By:  NEPA II Management Partners, L.P., its
                                   General Partner

                                       By:  NEPA II Management Corporation, its
                                       General Partner

                                             By:  /s/ Frederick J. Beste III
                                                  ------------------------------
                                                  Frederick J. Beste III
                                                  President

                                       32